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                                                                    EXHIBIT 21.1

                             CORPORATE STRUCTURE OF
                           SYNAGRO TECHNOLOGIES, INC.

DIRECT SUBSIDIARIES OF SYNAGRO TECHNOLOGIES, INC., A DELAWARE CORPORATION
         (EACH OWNED 100% BY SYNAGRO TECHNOLOGIES, INC. UNLESS OTHERWISE NOTED)

         Synagro Midwest, Inc., a Delaware corporation

         Synagro Northeast, Inc., a Delaware corporation

         Synagro Southeast, Inc., a Delaware corporation

         Synagro Southwest, Inc., a Delaware corporation

         Synagro West, Inc., a Delaware corporation

         Synagro-WWT, Inc., a Maryland corporation

         Fairhaven Residual Systems, Inc., a Delaware corporation

         NETCO - Connecticut, Inc. a Connecticut corporation

         NETCO - Residuals Management, Limited Partnership, a Delaware limited partnership(1)

         NETCO - Residuals Management Systems, Inc., a Delaware corporation

         NETCO - Waterbury Systems, Inc., a Delaware corporation

         New York Organic Fertilizer Company, a New York partnership(2)

         New Haven Residuals Systems, Inc., a Delaware corporation

         Providence Soils, LLC, a Rhode Island limited liability company(3)

         Residuals Processing, Inc., a California corporation

         Residual Technologies, Limited Partnership, a Delaware limited partnership(4)

         Residual Technologies Systems, Inc. a Delaware corporation

         Sacramento Project Finance, Inc., a Delaware corporation

         Synagro Delaware, Inc., a Delaware corporation

         Synagro Organic Fertilizer Company of Sacramento, Inc., a Delaware corporation

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(1) General Partner is NETCO-Residuals Management Systems, Inc. (1%) and the
Limited Partner is Synagro Technologies, Inc. (99%).

(2) Partnership owned by Synagro of Texas-CDR, Inc. (10%), Synagro Midwest,
Inc. (30%), Synagro  Mid-Atlantic, Inc. (30%) and Synagro Southeast, Inc. (30%).

(3) Synagro Technologies, Inc. is the sole member.

(4) General Partner is Residual Technologies Systems, Inc. (1%) and the Limited Partner is Synagro Technologies, Inc. (99%).

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         Synagro Texas, Inc., a Texas corporation

         Synagro Woonsocket, Inc., a Rhode Island corporation

         DIRECT SUBSIDIARIES OF SYNAGRO MIDWEST, INC., A DELAWARE CORPORATION (EACH OWNED 100% BY SYNAGRO MIDWEST, INC.)

                  Synagro Canada, Inc., a Canadian corporation

                  Synagro of Michigan, Inc., a Michigan corporation

                  Synagro of Minnesota - Rehbein, Inc., a Minnesota corporation

                  Synagro of Wisconsin, Inc., a Wisconsin corporation

                  Synagro of Wisconsin - Aspen, Inc., a Wisconsin corporation

         DIRECT SUBSIDIARIES OF SYNAGRO NORTHEAST, INC., A DELAWARE CORPORATION (EACH OWNED 100% BY SYNAGRO NORTHEAST, INC.)

                  Environmental Protection & Improvement Company, Inc., a New Jersey corporation

                  Organi Gro, Inc., an Arkansas corporation

                  ST Interco, Inc., a Delaware corporation

                  Synagro Mid-Atlantic, Inc., a Delaware corporation

         DIRECT SUBSIDIARIES OF SYNAGRO SOUTHEAST, INC., A DELAWARE CORPORATION (EACH OWNED 100% BY SYNAGRO SOUTHEAST, INC.)

                  Synagro of Florida - A&J, Inc., a Florida corporation

                  Synagro of Florida - Anti-Pollution, Inc., a Florida corporation

                  Synagro of Florida - Davis Water, Inc., a Florida corporation

                  Synagro of Florida - Ecosystems, Inc., a Florida corporation

                  Synagro of North Carolina - EWR, Inc., a North Carolina corporation

                  Synagro of North Carolina - AMSCO, Inc., a North Carolina corporation

         DIRECT SUBSIDIARIES OF SYNAGRO SOUTHWEST, INC., A DELAWARE CORPORATION (EACH OWNED 100% BY SYNAGRO SOUTHWEST, INC.)

                  Synagro of Texas - CDR, Inc., a Texas corporation

                  Synagro of Texas - Vital-Cycle, Inc., a Wisconsin corporation

         DIRECT SUBSIDIARIES OF SYNAGRO WEST, INC., A DELAWARE CORPORATION (EACH OWNED 100% BY SYNAGRO WEST, INC.)

                  Earthwise Organics, Inc., a California corporation

                  Earthwise Trucking, a California corporation

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                  Synagro Composting Company of California, Inc., a California
                  corporation

                  Synagro of California, Inc., an Arizona corporation

                  Synagro Digestion, Inc., a California corporation

         DIRECT SUBSIDIARIES OF SYNAGRO-WWT, INC., A MARYLAND CORPORATION

                  NYOFCO Holdings, Inc., a Delaware corporation (100% owned)

                  Soaring Vista Properties, Inc., a Maryland corporation (100% owned)

                  Synagro - Baltimore, L.L.C., a Maryland limited liability company(5)

                  Synagro Composting, L.L.C., a Delaware limited liability company(6)

                  Synagro - Florida, LLC, a Delaware limited liability company(7)

                  Synagro Midwest - Enviroland, Inc., a Michigan corporation (100% owned)

                  Synagro - WCWNJ, Inc., a Delaware corporation (100% owned)

                  South Kern Industrial Center, LLC(8)

         OTHER INTERESTS OF SYNAGRO-WWT, INC., A MARYLAND CORPORATION

                  Atlanta Residuals Company, L.L.C., a Delaware limited liability company(9)

                  JABB II, L.L.C., a Maryland limited liability company(10)

         DIRECT SUBSIDIARIES OF RESIDUALS PROCESSING, INC., A CALIFORNIA CORPORATION

                  Future-Tech Environmental Services, Inc., a California corporation (100% owned)

         DIRECT SUBSIDIARIES OF RESIDUAL TECHNOLOGIES, LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP(11)

                  Fairhaven Residuals, Limited Partnership, a Delaware limited partnership(12)

         DIRECT SUBSIDIARIES OF SYNAGRO DELAWARE, INC., A DELAWARE CORPORATION

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(5) Managing Member is Synagro-WWT, Inc. (30%). The other members are Synagro
Woonsocket, Inc. (10%), Synagro of North Carolina - AMSCO, Inc. (5%), Synagro of North Carolina - EWR, Inc. (25%) and Environmental Protection & Improvement Company, Inc. (30%).

(6) Managing Member is Synagro-WWT, Inc. Earthwise Organics, Inc. also is a member.

(7) Managing Member is Synagro-WWT, Inc.

(8) Synagro-WWT, Inc. is the sole member and manager.

(9) Synagro-WWT is the Managing Member and owns 60%. Other members are Carl D. Jones & Associates, P.C. (5%) and Thacker Operating Company (35%).

(10) Members are Synagro-WWT (40%) and Carl D. Jones & Associates, P.C. (60%). Carl D. Jones & Associates, P.C. is a non-affiliated third party.

(11) General Partner is Residual Technologies Systems, Inc. (1%) and the Limited Partner is Synagro Technologies, Inc. (99%).

(12) General Partner is Fairhaven Residual Systems, Inc. (1%) and the Limited Partner is Residual Technologies, L.P. (99%).

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                  Synagro Management, L.P., a Texas limited partnership(13)

         DIRECT SUBSIDIARIES OF SYNAGRO WOONSOCKET, INC., A RHODE ISLAND CORPORATION

                  New Haven Residuals, Limited Partnership, a Delaware limited partnership(14)

                  NETCO - Waterbury, Limited Partnership, a Delaware limited partnership(15)

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(13) General Partner is Synagro Texas, Inc. (1%) and the Limited Partner is
Synagro Delaware, Inc. (99%).

(14) General Partner is Synagro of Texas-CDR, Inc. (1%) and the Limited Partner is Synagro Woonsocket, Inc. (99%).

(15) General Partner is Synagro of Texas-CDR, Inc. (1%) and the Limited Partners are Synagro of Texas-CDR, Inc. (9%) and Synagro Woonsocket, Inc. (90%).

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